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                                                                   EXHIBIT 10.15



                                 PROMISSORY NOTE

$ __________________                                     ________________, ____
                                                         Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, _________________ ("Borrower"), promises to pay to the order of VIEWLOCITY, INC., a Delaware corporation (the "Lender"), in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, the principal amount of ____________________________________ ($__________).

         1. INTEREST. From and after the date hereof (until maturity or default as hereinafter provided), interest on the principal amount outstanding shall accrue at the fixed rate equal to compounded annually and computed on the basis of a 365-day year.

         2. PAYMENT.

                  (a) Interest on the outstanding principal balance of the indebtedness evidenced hereby shall be payable monthly with the initial payment due on or before ___________________________.

                  (b) On ________________________ (the "Maturity Date"),  the
entire outstanding principal balance of the indebtedness evidenced hereby shall be due and payable in full.

                  (c) Notwithstanding anything herein to the contrary, the entire outstanding principal balance of the indebtedness evidenced hereby and all accrued but unpaid interest shall be due and payable in full upon the first to occur of the following:

                           (i)  The Maturity Date;

                           (ii) Twelve (12) months following the sale of common
                  stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (other than a registration statement solely covering an employee benefit plan or corporate reorganization);

                           (iii) Ninety (90) days following the effective date
                  of termination of Borrower's employment with the Company.

         3. PREPAYMENT. This Note may be prepaid in whole or in part without penalty, provided that any partial prepayment shall be in integral multiples of $1,000.00.

         4. SECURITY. The indebtedness evidenced by this Note and the obligations created hereby are secured by those certain shares of common stock of Lender purchased by Borrower pursuant to a Restricted Stock Agreement of even date herewith.

         5. EVENT OF DEFAULT. If the Borrower fails to make any payment of principal or interest as the same becomes due and payable, and such failure is not cured within five (5) business days after written notice thereof or at any time thereafter during the continuance of any such event, the holder may, with or without notice to the Borrower, declare this Note and the indebtedness evidenced hereby to be forthwith due and payable, whereupon this Note and the indebtedness evidenced hereby shall become forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived.


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         6. RECOURSE. Borrower shall be personally liable for the obligations evidenced hereby.

         7. PAYMENT IN SHARES. Borrower may make any payment due and payable or otherwise permitted hereunder by delivery of shares of Lender's common stock owned (and fully vested) to Lender that have been owned (and fully paid for) for at least six (6) months. For purposes of payments hereunder, any shares of Lender's common stock shall be valued at the then fair market value (as determined by the Board).

         8. WAIVERS. Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agree that the holder hereof may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby. Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States or the State of Georgia.

         9. ATTORNEYS' FEES. Borrower agrees to pay reasonable attorneys' fees and costs actually incurred by the holder hereof in collecting on this Note, whether by suit or otherwise.

        10. UNCONDITIONAL PAYMENT. Borrower is and shall be obligated to pay principal and any and all other amounts which become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

        11. TRANSFER OF SECURITIES. Borrower hereby acknowledges that the Securities will not be transferable pursuant to Rule 144 promulgated under the Securities Exchange Act of 1933 until the entire principal balance of this Note is paid in full.

        12. MISCELLANEOUS. As used herein, the terms "Borrower," "Lender" and "holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. This Note is given under the seal of the party hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law. This Note has been negotiated, and is being executed and delivered in the State of Georgia, or if executed elsewhere, shall become effective upon the Lender's receipt and acceptance of the executed original of this Note in the State of Georgia; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. Borrower hereby submits to jurisdiction in the State of Georgia. This Note shall be governed by and be construed in accordance with the laws of the State of Georgia. It is intended, and the Borrower and the holder hereof specifically agree, that the laws of the State of Georgia governing interest shall apply to this Note and to this transaction. This Note may not be modified except by written agreement signed by the Borrower and the holder hereof, or by their respective successors or assigns.

        13. TIME OF ESSENCE. TIME IS OF THE ESSENCE in connection with this
Note.


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         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the date first set forth above.

                                       BORROWER:


________________________________       _______________________________________
Witness                                _______________________________________




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                                    EXHIBIT A